UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2024, Margaret R. Piesik retired from the Board of Directors of FS Bancorp, Inc. (“Company”) and its financial institution subsidiary, 1st Security Bank of Washington (“Bank”) as well as the committees she served on.  As a result of Ms. Piesik’s retirement, the Board of Directors appointed Ms. Terri L. Degner to the Company’s Board of Directors effective September 30, 2024.  Ms. Degner currently serves on the Bank’s Board of Directors, a position she has held since January 1, 2024.

Ms. Piesik had served as a director of the Company and the Bank since 2006.  She also served as a member of the Nominating & Environmental, Social and Governance Committee.  In connection with her resignation, Ms. Piesik did not cite any disagreement with the Company pertaining to the Company’s operations, policies or practices.

The Board is grateful for Ms. Piesik’s outstanding service during her tenure on the Board and appreciates her contributions to the Company and the Bank.

In recognition of her service to the Company, the Compensation Committee vested her stock and stock options and will pay her directors’ fees through March 31, 2025.

The appointment of Ms. Degner as a Director of the Company was at the recommendation of the Company’s Nominating & Environmental, Social and Governance Committee.  Ms. Degner has been appointed to serve on the Asset Quality and Audit Committees for the Bank.   For further information concerning Ms. Degner’s background, reference is made to the press release dated October 1, 2024, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Ms. Degner and any director or other executive officer of the Company and the Bank and Ms. Degner was not appointed as a director pursuant to any arrangement or understanding with any person.  Ms. Degner has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)            Exhibits

99.1         Press Release of FS Bancorp, Inc. dated October 1, 2024.
104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2024	FS BANCORP, INC.

/s/Matthew D. Mullet
Matthew D. Mullet
President and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)